DIRECTOR AGREEMENT

THIS DIRECTOR AGREEMENT (this “Agreement”), dated as of July 8, 2011, by and between eCrypt Technologies, Inc., a Colorado corporation (“Company”), and Dr. Erik Mettala  (“Director”).

RECITALS

WHEREAS, the existing directors of the Company would like to appoint Director to serve as director of the Company to fill a vacancy on the Company’s Board of Directors; and

WHEREAS, the parties desire and agree to enter into this Agreement with Director setting forth the terms and conditions upon which Director shall serve as director of the Company; and

WHEREAS, the Board has approved the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Appointment; Election as Director.  Existing directors have appointed Director as a director of the Company to fill a vacancy on the Board of Directors (the “Board”), pursuant to Article III, Section 11 of the Bylaws of the Company, to serve until the next annual meeting of shareholders. Thereafter, in the event Director desires to stand for reelection, and is nominated for reelection, the Company agrees to use its best efforts and powers to sustain and continue Director’s election as a member of the Board (the “Term”).  This Agreement does not require the Company to nominate Director for reelection to the Board.

2.  Duties and Extent of Services.

(a)  During the Term, Director shall serve as a director of the Company and, in such capacity, shall provide those services required of a director under Company’s articles of incorporation and bylaws, as both may be amended from time to time, and under the Colorado Revised Statutes, the federal securities laws and other state and federal laws and regulations, as applicable, and shall render such services as are customarily associated with and are incident to the position of director and such other services as Company may, from time to time, reasonably require of him consistent with such position. Such duties and responsibilities shall include, but shall not be limited to, attendance at all meetings of the Board, which shall occur at a minimum on a quarterly basis, and all meetings of stockholders of the Company.

 (b)  Director shall faithfully, competently and diligently perform to the best of his ability all of the obligations required of him as a director in accordance with the duty of loyalty and duty of care which the Director owes to the Company and its shareholders.  Without limiting the preceding sentence, Company acknowledges that Director has other business commitments.

3.  Restricted Stock Grant.   As compensation for Director entering into this Agreement and performing his services hereunder, Director shall receive a total of one hundred fifty thousand (150,000) shares of restricted common stock pursuant to the terms and conditions of the Restricted Shares Agreement attached hereto as Exhibit A, a copy of which is attached hereto and hereby incorporated by reference.

 4.  Confidential Information. The Director recognizes and acknowledges that the Director will have access to Confidential Information (as defined below) relating to the business or interests of the Company or of persons with whom the Company may have business relationships. Except as permitted herein, the Director will not during the Term of this Agreement, or at any time following termination of this Agreement, disclose or permit to be known to any other person or entity (except as required by applicable law or in connection with the performance of the Director's duties and responsibilities hereunder), or use for the Director's own improper benefit or gain, any Confidential Information of the Company. The term "Confidential Information" includes, without limitation, information relating to the Company's business affairs, proprietary technology, trade secrets, patented processes, research and development data, know-how, market studies and forecasts, competitive analyses, pricing policies, employee lists, employment agreements, personnel policies, the substance of agreements with customers, commercial contracts, suppliers and others, marketing arrangements, and customer lists and information relating to business operations and strategic plans of third parties with which the Company has or may be assessing commercial arrangements, any of which information is not generally known to the public or to actual or potential competitors of the Company (other than through a breach of this Agreement). Therefore, the Director will not, without the prior written consent of the Company's Board of Directors, disclose such Confidential Information or use the same, provided, however, that in the course of the Director's services to the Company, the Director may disclose such Confidential Information as the Director deems necessary to carry out the Director's duties to the Company. This obligation shall continue until such Confidential Information becomes publicly available, other than pursuant to a breach of this Section 4 by the Director, regardless of whether the Director continues to serve the Company. It is further agreed and understood by and between the parties to this Agreement that all information and records relating to the Company, as hereinabove described, shall be the exclusive property of the Company and, upon termination of the Director's service with the Company, all documents, records, reports, writings and other similar documents containing Confidential Information, including copies thereof, then in the Director's possession or control shall be returned to and left with the Company.

5.  Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement with respect to the subject matter hereof and is intended as a complete and exclusive statement of the terms and conditions thereof and supersedes and replaces all prior negotiations and agreements between the parties hereto, whether written or oral, with respect to the subject matter hereof.

6.  Governing Law. This Agreement shall be governed by and construed under the laws of the State of Colorado, applicable to contracts to be wholly performed in such State, without regard to the conflict of laws principles thereof.

7.  Amendment. This Agreement may be amended, modified or superseded, and any of the terms hereof may be waived, only by a written instrument executed by the parties hereto.

8.  Assignability. The obligations of Director may not be delegated and Director may not, without Company’s written consent thereto, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest herein. Any such attempted delegation or disposition shall be null and void and without effect. Company and Director agree that this Agreement and all of Company’s rights and obligations hereunder may be assigned or transferred by Company to and shall be assumed by and be binding upon any successor to Company. The term “successor” means, with respect to Company or any of its subsidiaries, any corporation or other business entity which, by merger, consolidation, purchase of the assets or otherwise acquires all or a material part of the assets of Company.

9.  Severability. If any provision of this Agreement or any part thereof is held to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement or remaining part thereof; which shall be given full effect without regard to the invalid or unenforceable part thereof.

10.  Notices. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement, shall be given or made in writing by registered or certified mail, return receipt requested, or by overnight carrier service or by facsimile transmission and will be deemed to have been given or made on the date following receipt or attempted delivery at the following locations:

To Director:

Dr. Erik Mettala

1204 Technology Drive

Aberdeen, Maryland 21001

(203) 209 2221 (P)

To Company:

eCrypt Technologies, Inc.

4750 Table Mesa Drive

Boulder, Colorado 80305

(303) 494-6309 (F)

Either party may change the address to which notices shall be sent by sending written notice of such change of address to the other party. Any such notice shall be deemed given, if delivered personally, upon receipt; if telecopied, when telecopied; if sent by courier service providing for next-day delivery, the next business day following deposit with such courier service; and if sent by certified or registered mail, three days after deposit (postage prepaid) with the U.S. mail service.

11.  Representations and Warranties of Director. Director hereby represents and warrants to Company that: (i) Director’s execution, delivery and performance of this Agreement and any other agreement to be delivered pursuant to this Agreement will not violate, conflict with or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both, constitute) a default under, any agreement, arrangement or understanding with respect to Director’s employment or providing services to which Director is a party or by which Director is bound or subject; (ii) Director will comply with Director’s obligations to make the required Section 16 filings with the Securities and Exchange Commission; and (iii) Director will comply with all of the Company’s corporate governance policies, which the Company’s anticipates will include, but not be limited to, a Code of Ethics and Insider Trading Policy.

12.  Representations and Warranties of Company. Company hereby represents and warrants to Director that (i) it is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado, and has all requisite corporate power and authority to execute, deliver and perform this Agreement in accordance with the terms hereof, (ii) all necessary actions to authorize the Company’s execution, delivery and performance of this Agreement have been taken, (iii) this Agreement has been duly executed and delivered by the Company and constitutes its legal, valid, and binding obligation enforceable against it in accordance with the terms hereof, (iv) its execution, delivery and performance of this Agreement and any other agreement to be delivered pursuant to this Agreement will not violate, conflict with or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both, constitute) a default under, any agreement, arrangement or understanding with respect to Director’s engagement or which otherwise related to Director’s relationship with the Company.

13. Indemnification.  Company hereby agrees to indemnify and hold harmless Director, his affiliates (and such affiliates’ directors, officers, employees, agents and representatives) and permitted assigns, to the fullest extent permitted under Colorado law, from and against any and all losses, damages, liabilities, obligations, costs or expenses which are caused by or arise out of (i) any breach or default in the performance by the Company of any covenant or agreement of the Company contained in this Agreement, and (ii) any breach of warranty or inaccurate or erroneous representation made by the Company herein, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees) incident to any of the foregoing. The Company shall advance any expenses reasonably incurred by Director in defending an indemnifiable action hereunder, with such expenses to be reimbursed by Director only in the event that a court of competent jurisdiction enters a binding judgment, order or decree that Director acted in bad faith or in a manner he reasonably believed not to be in the best interests of the Company.

14.  Paragraph Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

ECRYPT TECHNOLOGIES, INC.

By:	/s/ Brad Lever
Brad Lever, Chief Executive Officer

DIRECTOR
By:	/s/ Dr. Erik Mettala
Dr. Erik Mettala

EXHIBIT A

RESTRICTED SHARES AGREEMENT

THIS RESTRICTED SHARES AGREEMENT (the “Agreement”) dated   July 8, 2011 between eCrypt Technologies, Inc., a Colorado corporation (“Company”), and Dr. Erik Mettala (“Grantee”).

1.

Grant of Restricted Shares.  The Company hereby grants to Grantee effective as of July 8, 2011 (“Grant Date”), one hundred and fifty thousand (150,000) shares (“Restricted Shares”) of the Company's common stock (“Shares”).  This grant of Restricted Shares shall be subject to the applicable terms and conditions set forth below and is being granted pursuant to the eCrypt Technologies, Inc. Restricted Share Plan (“Plan”), which Plan is part of the eCrypt Technologies, Inc. Stock Compensation Program (“Program”).  The capitalized terms in this Agreement shall be defined in the provisions provided under the Program.

2.

Restrictions During Restriction Period.

a.

Forfeiture.  The Restricted Shares shall be forfeited and transferred to the Company upon the Grantee's termination of service with the Company within the “Restriction Period” (as defined below).

b.

Transfer Restrictions.  None of the Restricted Shares shall be sold, assigned, pledged, or otherwise transferred, voluntarily or involuntarily, by the Grantee during the “Restriction Period”.

c.

Restriction Period.  For purposes of this Agreement, the term “Restriction Period” shall mean the period commencing on the Grant Date and ending on the first anniversary of the Grant Date.

d.

Lapse of Restrictions.  The restrictions set forth in the above portion of this Section 2 shall lapse and no longer apply upon the earlier of (i) the expiration of the Restriction Period; (ii) the death of the Grantee; (iii) the termination of service of the Grantee due to “Disability” (as defined in the Plan); (iv) the occurrence of a “Corporate Transaction” as described below; or (v) the termination of service of the Grantee with the approval of the Board of Directors for purposes of the Plan.

In addition to the above events, the restrictions shall lapse as follows: (i) upon the mutual execution of this Agreement with respect to thirty seven thousand and five hundred (37,500) of the Restricted Shares; (ii) on the four (4) month anniversary of the Grant Date with respect to thirty seven thousand and five hundred (37,500) of the Restricted Shares; (iii) on the eight (8) month anniversary of the Grant Date with respect to thirty seven thousand and five hundred (37,500) of the Restricted Shares; or (iv) on the twelve (12) month anniversary of the Grant Date with respect to thirty seven thousand and five hundred (37,500) of the Restricted Shares.

3.

Issuance of Shares; Registration; Withholding Taxes.  As part of the grant under this Agreement, certificates for the Restricted Shares shall be issued in the Grantee's name and shall be held in escrow by the Company until all restrictions lapse or such shares are forfeited as provided herein.  A certificate or certificates representing the Restricted Shares as to which restrictions have lapsed shall be delivered to the Grantee upon such lapse.

The Company may postpone the issuance or delivery of the Shares until (i) the receipt by the Company of such written representations or other documentation as the Company deems necessary to establish compliance with all applicable laws, rules and regulations, including applicable federal and state securities laws and listing requirements, if any; and (ii) the payment to the Company, upon its demand, of any amount requested by the Company to satisfy any federal, state or other governmental withholding tax requirements related to the issuance or delivery of the Shares.  Grantee shall comply with any and all legal requirements relating to Grantee’s resale or other disposition of any Shares acquired under this Agreement.  The certificates representing the Shares may bear such legend as described in Section 6 and as counsel to the Company otherwise deems appropriate to assure compliance with applicable law.

4.

Changes in Capitalization; Reorganization.

a.

Adjustments.  The number of Restricted Shares shall be adjusted proportionately for any increase or decrease in the number of issued shares of Common Stock by reason of stock dividends, split-ups, recapitalizations, or other capital adjustments.  Notwithstanding the foregoing, (i) no adjustment shall be made, unless the Committee determines otherwise, if the aggregate effect of all such increases and decreases occurring in any fiscal year is to increase or decrease the number of issued shares by less than five percent (5%) and (ii) any right to fractional shares resulting from any such adjustment shall be eliminated.

b.

Corporate Transactions.  Pursuant to Article 13 of the Program, in the event of (i) a dissolution or liquidation of the Company, (ii) merger or consolidation or reorganization of the Company in which the Company is not the surviving corporation, (iii) a merger or consolidation or reorganization in which the Company is the surviving corporation but after which the shareholders cease to own their shares in the Company, (iv) the sale of substantially all of the assets of the Company, (v) the acquisition, sale, or transfer of more than fifty percent (50%) of the outstanding shares of the Company (herein referring to (i) through (v) as “Corporate Transaction”), or (vi) the Board of Directors of the Company proposes that the Company enter into a Corporate Transaction, then the Committee may in its discretion accelerate the dates upon which any or all outstanding restrictions on the Restricted Shares granted to Grantee shall lapse.

Whenever deemed appropriate by the Committee, any action referred to in this Section 4(b) may be made conditional upon the consummation of the applicable Corporate Transaction.

c.

Committee Determination.  Any adjustments or other action pursuant to this Section 4 shall be made by the Committee, and the Committee’s determination as to what adjustments shall be made or actions taken, and the extent thereof, shall be final and binding.

5.

Rights as Shareholder.  The Grantee shall be entitled to all of the rights of a shareholder  with respect to the Restricted Shares, including the right to vote such Shares and to receive dividends and other distributions (not including Share adjustments as described in Section 4(a) above) payable with respect to such Shares since the Grant Date.

6.

Legends.  All certificates evidencing Shares acquired under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.  THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF RESTRICTED SHARE AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND ECRYPT TECHNOLOGIES, INC. COPIES OF SUCH AGREEMENT ARE ON FILE IN THE OFFICES OF ECRYPT TECHNOLOGIES, INC.

If, in the opinion of the Company and it counsel, any legend placed on a stock certificate representing Shares sold under this Agreement is no longer required, the Grantee under such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

7.

83(b) ELECTION. Under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the purchase price paid for the Restricted Shares and their Fair Market Value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time.  Grantee may elect to be taxed at the time the shares are acquired rather than when such shares cease to be subject to such forfeiture restrictions by filing an election under Section 83(b) of the Code with the Internal Revenue Service within the 30 days following the date Grantee acquires the Restricted Shares.  Grantee will have to make a tax payment to the extent the purchase price is less than the Fair Market Value of the shares on the acquisition date.  No tax payment will have to be made to the extent the purchase price is at least equal to the Fair Market Value of the shares on the date the Grantee acquired the Restricted Shares.  The form and instructions for making this election are attached as Exhibit A hereto.  Failure to make this filing within the 30-day period will result in the recognition of ordinary income by Grantee (in the event the Fair Market Value of the shares increases after the date of acquisition) as the forfeiture restrictions lapse.

GRANTEE ACKNOWLEDGES THAT IT IS HIS SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS BEHALF.  GRANTEE IS RELYING SOLELY ON HIS OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE ANY 83(b) ELECTION.

8.

Grantee Bound by Plan.  Grantee hereby acknowledges receipt of a copy of the Plan and acknowledges that Grantee shall be bound by its terms, regardless of whether such terms have been set forth in the Agreement.  Notwithstanding the foregoing, if there is an inconsistency between the terms of the Plan and the terms of this Agreement, Grantee shall be bound by the terms of the Plan.

9.

Notices.  Any notice or other communication made in connection with this Agreement shall be deemed duly given when delivered in person or mailed by certified or registered mail, return receipt requested, to Grantee at Grantee’s address listed above or such other address of which Grantee shall have advised the Company by similar notice, or to the Company at its then principal office, to the attention of the Committee.

10.

Miscellaneous.  This Agreement and the Plan sets forth the parties’ final and entire agreement with respect to the subject matter hereof, may not be changed or terminated orally and shall be governed by and shall be construed in accordance with the laws of the State of Colorado, United States of America, despite the fact that one or both parties may be or shall become a resident of a different state or country.  This Agreement shall bind and benefit Grantee, the heirs, distributees and personal representative of Grantee, and the Company and its successors and assigns.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

ECRYPT TECHNOLOGIES, INC. /s/ Brad Lever ___________________________________ By: Brad Lever Title: Chief Executive Officer	GRANTEE /s/ Dr. Erik Mettala _____________________________________ By: Dr. Erik Mettala

EXHIBIT A

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

THE UNDERSIGNED hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.

The name, address and social security number of the undersigned:

Name:________________________________________________

Address: ______________________________________________

______________________________________________________

Social Security No.: _____________________________________

2.

Description of property with respect to which the election is being made:

____________ shares of common stock, no par value, of _____________, Inc. a Colorado corporation, (the “Company”).

3.

The date on which the property was transferred is ________ __, 20__.

4.

The taxable year to which this election relates is calendar year 20__.

5.

Nature of restrictions to which the property is subject:

The shares of stock are subject to a Restricted Stock Agreement between the undersigned and the Company.  The shares of stock are subject to forfeiture under the terms of such agreement.

6.

The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $__________ per share, for a total of $__________.

7.

The amount paid by taxpayer for the property was $__________.

8.

A copy of this statement has been furnished to ___________________.

Dated:  _____________, 20__

________________________________________

[NAME OF HOLDER]

PROCEDURES FOR MAKING ELECTION

UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:

1.

You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the date you acquire your Restricted Stock.

2.

At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

3.

You must file another copy of the election form with your federal income tax return (e.g. Form 1040) for the taxable year in which the stock is transferred to you.

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